                                                                     EXHIBIT 4.1

                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                           14 WALL STREET, 11th FLOOR
                            NEW YORK, NEW YORK 10005
                                 (212) 306-6596
                                FAX 212-306-6698

                  , 1998


Merrill Lynch, Pierce, Fenner & Smith Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Bank of New York
101 Barclay Street
New York, New York 10286
The Chase Manhattan Bank
4 New York Plaza--6th Floor
New York, New York 10004


Re: The Corporate Income Fund                             Monthly Payment Series
     (A Unit Investment Trust) Units of Fractional Undivided Interest-Registered
    Under the Securities Act of 1933, File No.           )

Gentlemen:

     We have examined the Registration Statement for the above captioned Fund.

     We hereby consent to the reference to Interactive Data Corporation in the Prospectus and Registration Statement for the above captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

     You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                          Very truly yours,
                                          JAMES PERRY
                                          Vice President